Shaanxi Yifuge Investments and Assets Co, Ltd.

Audited Financial Statements

December 31, 2014 and 2013

(Stated in U.S. Dollars)

0

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Owners of Shaanxi Yifuge Investments and Assets Co, Ltd.

We have audited the accompanying balance sheets of Shaanxi Yifuge Investments and Assets Co, Ltd. as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013. Shaanxi Yifuge Investments and Assets Co, Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shaanxi Yifuge Investments and Assets Co, Ltd. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California	WWC, P.C.
July 24, 2015	Certified Public Accountants

Shaanxi Yifuge Investments and Assets Co, Ltd. Audited Balance Sheets As of December 31, 2014 and 2013 (Stated in U.S. Dollars)

ASSETS	12/31/2014	12/31/2013

Current assets
Cash and cash equivalents	186,607	87,580
Related party receivable	599,495	549,882
TOTAL ASSETS	786,102	637,462

LIABILITIES AND OWNERS’ EQUITY

Current liabilities
Wages payable	21,615	21,605
Related party advances	8,386	419
Accrued liabilities	6,256	3,142
TOTAL LIABILITIES	36,257	25,166

COMMITMENTS AND CONTINGENCIES

Owners’ equity
Registered capital	476,107	476,107
Statutory reserve	26,000	11,976
Accumulated other comprehensive income	13,726	16,422
Retained earnings	234,012	107,791
Total Owners’ equity	749,845	612,296

TOTAL LIABILITIES AND
OWNERS’ EQUITY	786,102	637,462

See Accompanying Notes to the Financial Statements and Accountant’s Report

Shaanxi Yifuge Investments and Assets Co, Ltd. Audited Statements of Income and Comprehensive Income For the years ended December 31, 2014 and 2013 (Stated in U.S. Dollars)
	12/31/2014	12/31/2013

Revenues	$512,964	$486,087
Cost of revenues	368,042	362,081
Gross profit	144,922	124,006

Operating expenses
General and administrative expenses	4,677	3,938
	4,677	3,938

Operating income	140,245	120,068

Earnings before tax	140,245	120,068

Income tax	-	-
Net income	$140,245	$120,068

Other comprehensive income/(loss):
Foreign currency translation gain/(loss)	(2,696)	16,422
Comprehensive income	$137,549	$136,490

See Accompanying Notes to the Financial Statements and Accountant’s Report

Shaanxi Yifuge Investments and Assets Co, Ltd.

Audited Statements of Owners’ Equity

For the years ended December 31, 2014 and 2013

(Stated in U.S. Dollars)

			Retained	Accumulated
			Earnings/	Other
	Registered	Statutory	(Accumulated cit)	Comprehensive
	Capital	Reserve	Deficits)	Income	Total
Balance, January 1, 2013	$476,107	$-	$(301)	$-	$475,806
Net income	-	-	120,068	-	120,068
Appropriations to statutory reserve	-	11,976	(11,976)	-	-
Foreign currency translation gain Adjustment	-	-	-	16,422	16,422
Balance, December 31, 2013	$476,107	$11,976	$107,791	$16,422	$612,296

Balance, January 1, 2014	$476,107	$11,976	$107,791	$16,422	$612,296
Net income	-	-	140,245	-	140,245
Appropriations to statutory reserve	-	14,024	(14,024)	-	-
Foreign currency translation loss Adjustment	-	-	-	(2,696)	(2,696)
Balance, December 31, 2014	$476,107	$26,000	$234,012	$13,726	$749,845

See Accompanying Notes to the Financial Statements and Accountant’s Report

Shaanxi Yifuge Investments and Assets Co, Ltd. Audited Statements of Cash Flows For the years ended December 31, 2014 and 2013 (Stated in U.S. Dollars)
	12/31/2014	12/31/2013

Cash flows from operating activities
Net income	$140,245	$120,068
Increase in related party receivable	(52,090)	(80,769)
Increase in wages payable	109	21,325
Increase in related party advances	7,963	414
Increase in accrued liabilities	3,125	3,102
Net cash provided by operating activities	99,352	64,140

Net increase of cash and cash equivalents	99,352	64,140

Effect of foreign currency translation on cash and cash equivalents	(325)	1,523

Cash and cash equivalents – beginning of year	87,580	21,917
Cash and cash equivalents – end of year	$186,607	$87,580

See Accompanying Notes to the Financial Statements and Accountant’s Report

Shaanxi Yifuge Investments and Assets Co, Ltd.

Notes to Financial Statements

For the years ended December 31, 2014 and 2013

(Stated in U.S. Dollars)

1. ORGANIZATION, BASIS OF PRESENTATION, AND PRINCIPAL ACTIVITIES

(a)

Organization history of Shaanxi Yifuge Investments and Assets Co, Ltd.

Shaanxi Yifuge Investments and Assets Co, Ltd. (the “Company”) is a limited corporation incorporated in China on November 11, 2011.

(b)

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

(c)

Principal activities

The Company is engaged in rendering management services to senior homes by providing healthcare, medical staff, meal preparation, and general care for the elderly in Xianyang City, Shaanxi Province, People’s Republic of China.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(c)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(d)

Revenue recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The Company's revenue consists of management services rendered to senior homes. Service revenue is recognized when the service is performed.

(e)

Cost of revenue

The cost for providing management services is comprised of direct labor wages and purchasing cost of food for preparing meals for the seniors.

(f)

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company has implemented ASC Topic 740, “Accounting for Income Taxes.” Income tax liabilities computed according to the People’s Republic of China (PRC) tax laws are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

Effective January 1, 2008, PRC government implemented a new 25% tax rate across the board for all enterprises regardless of whether domestic or foreign enterprise without any tax holiday which is defined as "two-year exemption followed by three-year half exemption" hitherto enjoyed by tax payers. As a result of the new tax law of a standard 25% tax rate, tax holidays terminated as of December 31, 2007. However, PRC government has established a set of transition rules to allow enterprises that were already participating in tax holidays before January 1, 2008, to continue enjoying the tax holidays until they had been fully utilized.

In order to encourage enterprises to operate senior homes, PRC tax law provides a tax holiday by waiving the income tax for entities operating in this industry. According to the Minfa (2015) No. 33 “Advice to Encourage Private Capital to Participate in the Development of Pension Services”, jointly issued by ten ministries which include the Ministry of Civil Affairs and the Ministry of Finance of the People’s Republic of China, the Company is entitled to benefit from the sales tax exemption and business tax exemption policy. As such, the Company is not subject to income tax as of December 31, 2014.

(g)

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.  The Company transferred $14,024 and $11,976 from retained earnings to statutory reserves for the years ended December 31, 2014 and 2013. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, an amount equal to 10% of its profit.  Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

(h)

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	12/31/2014	12/31/2013
Year end RMB: US$ exchange rate	6.1385	6.1104
Annual average RMB: US$ exchange rate	6.1432	6.1905

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

(i)

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2014 and 2013, the Company did not identify any assets and liabilities whose carrying amounts were required to be adjusted in order to present them at fair value.

At December 31, 2013:	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$ 87,580	$ -	$ -	$ 87,580
Total financial assets	$ 87,580	$ -	$ -	$ 87,580
At December 31, 2014:	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$ 186,607	$ -	$ -	$ 186,607
Total financial assets	$ 186,607	$ -	$ -	$ 186,607

(a)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(b)

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive income for the periods ended December 31, 2014 and 2013 included net income and foreign currency translation adjustments.

(c)

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

(d)

Recent accounting pronouncements

In January 2015, The FASB issued ASU No. 2015-01, “Income Statement—Extraordinary and Unusual Items (Subtopic 225-20)”.This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification:

1.)

Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates.

2.)

Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The Company has adopted ASU No. 2015-01 prospectively and has applied it to the presentation of the financial statements.

As of December 31, 2014, there are no other recently issued accounting standards not yet adopted that would or could have a material effect on the Company’s financial statements.

3.         RELATED PARTY RECEIVABLES

Related party receivables consisted of the following as of December 31, 2014 and 2013:

	12/31/2014	12/31/2013
Wu, Jing Meng	$599,495	$549,882

Related party receivable represented advances made by the Company to Mr. Wu, the deputy general manager of the Company.  The funds will be used by Mr. Wu to pay for construction of a second senior home in Xianyang City, Shaanxi Province. The Company will provide management services to this new senior home after the construction is completed. The receivable had no impact on earnings. The balance of related party receivables is unsecured, interest-free and has no fixed terms of repayment. It is neither past due nor impaired. Management believes the amounts are recoverable.

4.

RELATED PARTY ADVANCES

Related party advances consisted of the following as of December 31, 2014 and 2013:

	12/31/2014	12/31/2013
Xianyang Yifuge Senior Home	$8,386	$419

Related party advances represented advances received in connection with services that have not yet been rendered to Xianyang Yifuge Senior Home but are expected to be in the future. Xianyang Yifuge Senior Home is controlled by the management of the Company.

5.

LEASE COMMITMENTS

On January 4, 2013, the Company entered into an operating lease agreement with a related party leasing an office located in Xianyang City, Shaanxi Province. As of December 31, 2014 and 2013, the Company had commitments for future minimum lease payment under non-cancelable operating leases in respect of land and building which are as follows:

Period		12/31/2014	12/31/2013
1/1/2013	12/31/2013	$-	$3,142
1/1/2014	12/31/2014	3,128	3,142
1/1/2015	12/31/2015	3,128	3,142
1/1/2016	12/31/2016	3,128	3,142
1/1/2017	12/31/2017	3,128	3,142
Total		$12,512	$15,710

Operating lease payments represent rentals payable by the Company for its office. The lease expires on January 4, 2018.

6.         CONCENTRATIONS AND RISKS

A.

Concentration

As of December 31, 2014, the Company had one client which represented 100% of the revenue. The client is a related party. The related party is controlled by the management of the Company.

B.

Economic and Political Risks

The Company’s operations are mainly conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.